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                                                                   Exhibit 10(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 5 to Registration Statement (Investment Company Act File No. 811-09633) of Global Financial Services Master Trust on Form N-1A of our report dated November 17, 2003 for the Global Financial Services Portfolio, appearing in the September 30, 2003 Annual Report of the Merrill Lynch Global Financial Services Fund, Inc., in Part B of this Registration Statement.

Deloitte & Touche LLP

Princeton, New Jersey
January 22, 2004